Exhibit 99.1

Rose Rock Midstream, L.P. Reports Third Quarter 2014 Results
Third Quarter Adjusted EBITDA Increased 50% Over Previous Quarter
Increased Quarterly Distribution by 7.5%

Tulsa, OK - November 6, 2014 - Rose Rock Midstream®, L.P. (NYSE: RRMS) today announced its financial results for the three months ended September 30, 2014.

Rose Rock Midstream reported third quarter 2014 Adjusted EBITDA of $31.0 million, compared to $20.6 million for the second quarter 2014 and $15.7 million for the third quarter 2013, an increase of 50% over the previous quarter and up 97% year over year.

"Rose Rock finished the quarter strong and was in line with expectations. We increased distributions for the eleventh time since the IPO. This quarter’s results benefited from the drop down of the final one-third interest in White Cliffs Pipeline and increased volumes, " said Carlin Conner, chief executive officer of Rose Rock Midstream’s general partner. "Our 2014 EBITDA is expected to exceed our previous year's performance by more than 70%, which is a significant reflection of the success of our ongoing operations and of the growth projects that we brought online in 2013 and thus far in 2014."

Third Quarter 2014 Highlights
Compared to the Second Quarter 2014

•	$5.7 million increase in cash distributions from White Cliffs Pipeline related to higher volumes and additional ownership as a result of the final one-third drop down in second quarter 2014

•	$2.3 million increase related to higher transportation volume, excluding White Cliffs Pipeline

•	$1.7 million decrease in G&A expenses primarily due to rating agency fees and drop down costs incurred during the second quarter

Adjusted gross margin was $40.9 million for the third quarter 2014, up 21% from the second quarter 2014 of $33.8 million and 72% above third quarter 2013 Adjusted gross margin of $23.8 million. Adjusted gross margin and Adjusted EBITDA, which are non-GAAP measures, are reconciled to their most directly comparable GAAP measures below.

Third quarter 2014 net income attributable to Rose Rock totaled $16.5 million, compared to $11.0 million for the second quarter 2014 and $9.4 million for the third quarter 2013.

Rose Rock Midstream's distributable cash flow for the three months ended September 30, 2014 was $21.8 million. On October 23, 2014, Rose Rock Midstream increased the partnership's quarterly cash distribution to $0.575 per unit from $0.535 per unit, effective for the third quarter 2014, resulting in an annualized distribution of $2.30 per unit. This is a 7.5% increase over the second quarter 2014 and up 27.8% increase over the third quarter of 2013 quarterly distribution of $0.45 per unit. The distribution will be paid on November 14, 2014 to all unitholders of record on November 4, 2014. Distributable cash flow, which is a non-GAAP measure, is reconciled to its most directly comparable GAAP measure below.

2014 Guidance
Rose Rock reaffirms its 2014 consolidated Adjusted EBITDA guidance of between $115 and $120 million, an increase of approximately 72% over 2013 results of $68.5 million. The company is on target to deploy approximately $125 million in capital expenditures in 2014, and is targeting a 2014 distribution growth rate of 25% on a year-over-year basis.

Earnings Conference Call

Exhibit 99.1

Rose Rock Midstream will host a joint conference call with SemGroup® Corporation (NYSE: SEMG) for investors tomorrow, November 7, 2014, at 11 a.m. ET. The call can be accessed live over the telephone by dialing 1.888.317.6016, or for international callers, 1.412.317.6016. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto Rose Rock Midstream's Investor Relations website at ir.rrmidstream.com. A replay of the webcast will also be available for a year following the call at ir.rrmidstream.com on the Calendar of Events-Past Events page. The third quarter 2014 earnings slide deck will be posted under Presentations.

About Rose Rock Midstream
Rose Rock Midstream®, L.P. (NYSE: RRMS) is a growth-oriented Delaware limited partnership formed by SemGroup® Corporation (NYSE: SEMG) to own, operate, develop and acquire a diversified portfolio of midstream energy assets. Headquartered in Tulsa, OK, Rose Rock Midstream provides crude oil gathering, transportation, storage and marketing services with the majority of its assets strategically located in or connected to the Cushing, Oklahoma crude oil marketing hub.

Rose Rock uses its Investor Relations website and social media outlets as channels of distribution of material company information. Such information is routinely posted and accessible on our Investor Relations website at ir.rrmidstream.com, our Twitter account and LinkedIn account.

Non-GAAP Financial Measures
This Press Release and the accompanying schedules include the non-GAAP financial measures of Adjusted gross margin, Adjusted EBITDA and distributable cash flow, which may be used periodically by management when discussing our financial results with investors and analysts.  The accompanying schedules of this Press Release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (GAAP).  Adjusted gross margin, Adjusted EBITDA and distributable cash flow are presented as management believes they provide additional information and metrics relative to the performance of our business.

Operating income (loss) is the GAAP measure most directly comparable to Adjusted gross margin, net income (loss) and cash provided by (used in) operating activities are the GAAP measures most directly comparable to Adjusted EBITDA, and net income (loss) is the GAAP measure most directly comparable to distributable cash flow. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. These non-GAAP financial measures have important limitations as analytical tools because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider Adjusted gross margin, Adjusted EBITDA or distributable cash flow in isolation or as substitutes for analysis of our results as reported under GAAP. Because Adjusted gross margin, Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Management compensates for the limitation of Adjusted gross margin, Adjusted EBITDA and distributable cash flow as analytical tools by reviewing the comparable GAAP measures, understanding the differences between Adjusted gross margin, Adjusted EBITDA and distributable cash flow, on the one hand, and operating income (loss), net income (loss) and net cash provided by (used in) operating activities, on the other hand, and incorporating this knowledge into its decision-making processes. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our operating results.

Exhibit 99.1

Forward-Looking Statements
Certain matters contained in this Press Release include “forward-looking statements.”
All statements, other than statements of historical fact, included in this Press Release including the prospects of our industry, our anticipated financial performance, including distributable cash flow, cash distributions, management's plans and objectives for future operations, capital investments, business prospects, outcome of regulatory proceedings, market conditions and other matters, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, insufficient cash from operations following the establishment of cash reserves and payment of fees and expenses to pay the minimum quarterly distribution; any sustained reduction in demand for crude oil in markets served by our midstream assets; our ability to obtain new sources of supply of crude oil; the amount of collateral required to be posted from time to time in our transactions; competition from other midstream energy companies; our ability to comply with the covenants contained in and maintain certain financial ratios required by our credit facility; our ability to access credit and capital markets; our ability to renew or replace expiring storage contracts; the loss of or a material nonpayment or nonperformance by any of our key customers; the overall forward market for crude oil; the possibility that our hedging activities may result in losses or may have a negative impact on our financial results; weather and other natural phenomena; hazards or operating risks incidental to the gathering, transporting or storing of crude oil; our failure to comply with new or existing environmental laws or regulations; the possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases; as well as other risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management's opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

Contacts:
Investor Relations:
Alisa Perkins
918-524-8081
roserockir@rrmidstream.com

Media:
Kiley Roberson
918-524-8594
kroberson@rrmidstream.com

Exhibit 99.1

Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	September 30,	December 31,
	2014	2013
ASSETS
Current assets	$389,654	$321,587
Property, plant and equipment, net	332,902	311,616
Equity method investment	273,201	224,095
Other noncurrent assets, net	69,554	39,949
Total assets	$1,065,311	$897,247

LIABILITIES AND EQUITY
Current liabilities	$338,923	$293,031
Long-term debt	473,058	245,088
Total liabilities	811,981	538,119

Total Rose Rock Midstream, L.P. partners' capital	253,330	280,571
Noncontrolling interests in consolidated subsidiary	—	78,557
Total equity	253,330	359,128
Total liabilities and equity	$1,065,311	$897,247

Exhibit 99.1

Condensed Consolidated Statements of Income
(in thousands, except per unit data, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2014	2013	2014	2014	2013
Revenues, including revenues from affiliates:
Product	$346,496	$166,050	$267,087	$879,873	$473,594
Service	28,449	15,781	23,345	76,427	40,891
Total revenues	374,945	181,831	290,432	956,300	514,485
Expenses, including expenses from affiliates:
Costs of products sold, exclusive of depreciation and amortization	333,646	157,550	255,745	843,928	446,507
Operating	21,632	9,248	17,006	53,517	20,473
General and administrative	4,271	3,146	6,001	13,895	9,961
Depreciation and amortization	7,418	4,130	6,267	24,219	11,327
Total expenses	366,967	174,074	285,019	935,559	488,268
Earnings from equity method investment	16,289	3,527	12,291	39,660	10,431
Operating income	24,267	11,284	17,704	60,401	36,648
Other expenses, net:
Interest expense	7,774	1,873	2,595	12,641	6,121
Other income	—	—	(21)	(22)	(12)
Total other expenses, net	7,774	1,873	2,574	12,619	6,109
Net income	16,493	9,411	15,130	47,782	30,539
Less: net income attributable to noncontrolling interests	—	—	4,082	7,758	—
Net income attributable to Rose Rock Midstream, L.P.	$16,493	$9,411	$11,048	$40,024	$30,539
Net income allocated to general partner	$2,166	$315	$1,109	$4,013	$850
Net income allocated to common unitholders	$10,370	$6,116	$7,513	$25,989	$18,329
Net income allocated to subordinated unitholders	$4,226	$3,083	$3,063	$11,086	$11,323
Net income (loss) allocated to Class A unitholders	$(269)	$(103)	$(637)	$(1,064)	$37
Net income (loss) per limited partner unit:
Common unit (basic)	$0.50	$0.45	$0.41	$1.37	$1.46
Common unit (diluted)	$0.50	$0.45	$0.41	$1.36	$1.45
Subordinated unit (basic and diluted)	$0.50	$0.37	$0.37	$1.32	$1.35
Class A unit (basic and diluted)	$(0.07)	$(0.08)	$(0.25)	$(0.36)	$0.03
Basic weighted average number of limited partner units outstanding:
Common units	20,574	13,442	18,336	19,029	12,587
Subordinated units	8,390	8,390	8,390	8,390	8,390
Class A units	3,750	1,250	2,596	2,953	1,200
Diluted weighted average number of limited partner units outstanding:
Common units	20,646	13,479	18,397	19,088	12,621
Subordinated units	8,390	8,390	8,390	8,390	8,390
Class A units	3,750	1,250	2,596	2,953	1,200

Exhibit 99.1

Non-GAAP Reconciliations

(in thousands, unaudited)	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2014	2013	2014	2014	2013
Reconciliation of operating income to Adjusted gross margin:
Operating income	$24,267	$11,284	$17,704	$60,401	$36,648
Add:
Operating expense	21,632	9,248	17,006	53,517	20,473
General and administrative expense	4,271	3,146	6,001	13,895	9,961
Depreciation and amortization expense	7,418	4,130	6,267	24,219	11,327
Less:
Earnings from equity method investment	16,289	3,527	12,291	39,660	10,431
Non-cash unrealized gain on derivatives, net	411	464	851	656	1,759
Adjusted gross margin	$40,888	$23,817	$33,836	$111,716	$66,219

Reconciliation of net income to Adjusted EBITDA:
Net income	$16,493	$9,411	$15,130	$47,782	$30,539
Add:
Interest expense	7,774	1,873	2,595	12,641	6,121
Depreciation and amortization expense	7,418	4,130	6,267	24,219	11,327
Cash distributions from equity method investment	17,029	4,078	14,467	45,081	11,138
Non-cash equity compensation	315	223	130	705	578
Loss (gain) on disposal of long-lived assets, net	291	—	(27)	230	—
Less:
Earnings from equity method investment	16,289	3,527	12,291	39,660	10,431
White Cliffs cash distributions attributable to noncontrolling interests	1,658	—	4,822	11,008	—
Impact from derivative instruments:
Total gain (loss) on derivatives, net	4,047	(1,653)	(1,942)	1,298	(2,430)
Total realized loss (gain) (cash flow) on derivatives, net	(3,636)	2,117	2,793	(642)	4,189
Non-cash unrealized gain on derivatives, net	411	464	851	656	1,759
Adjusted EBITDA	$30,962	$15,724	$20,598	$79,334	$47,513

Reconciliation of net cash provided by operating activities to Adjusted EBITDA:
Net cash provided (used in) by operating activities	$20,301	$(1,194)	$5,669	$44,358	$22,115
Less:
Changes in operating assets and liabilities, net	(4,288)	(14,726)	(15,240)	(28,925)	(19,201)
White Cliffs cash distributions attributable to noncontrolling interests	1,658	—	4,822	11,008	—
Add:
Interest expense, excluding amortization of debt issuance costs	7,291	1,641	2,335	11,638	5,490
Distributions from equity method investment in excess of equity in earnings	740	551	2,176	5,421	707
Adjusted EBITDA	$30,962	$15,724	$20,598	$79,334	$47,513

Exhibit 99.1

Non-GAAP Reconciliations (Continued)

(in thousands, unaudited)	Three Months Ended				Nine Months Ended
	September 30,			June 30,	September 30,
	2014		2013	2014	2014	2013
Reconciliation of net income to distributable cash flow:
Net income	$16,493		$9,411	$15,130	$47,782	$30,539
Add:
Interest expense	7,774		1,873	2,595	12,641	6,121
Depreciation and amortization expense	7,418		4,130	6,267	24,219	11,327
EBITDA	31,685		15,414	23,992	84,642	47,987
Add:
Loss (gain) on disposal of long-lived assets, net	291		—	(27)	230	—
Cash distributions from equity method investment	17,029		4,078	14,467	45,081	11,138
Non-cash equity compensation	315		223	130	705	578
Less:
Earnings from equity method investment	16,289		3,527	12,291	39,660	10,431
White Cliffs cash distributions attributable to noncontrolling interests	1,658		—	4,822	11,008	—
Non-cash unrealized gain on derivatives, net	411		464	851	656	1,759
Adjusted EBITDA	$30,962		$15,724	$20,598	$79,334	$47,513
Less:
Cash interest expense	7,265		1,641	2,309	11,563	5,490
Maintenance capital expenditures	1,850		1,057	1,479	4,236	3,639
Distributable cash flow	$21,847		$13,026	$16,810	$63,535	$38,384

Distribution declared	$18,866	(1)	$11,624	$16,718	$49,487	$29,745

Distribution coverage ratio	1.16x		1.12x	1.01x	1.28x	1.29x

(1) The distribution declared October 23, 2014 represents $0.575 per unit, or $2.30 per unit on an annualized basis. This is a 7.5% increase over the prior quarter.

Exhibit 99.1

2014 Adjusted EBITDA Guidance Reconciliation

(millions, unaudited)
	Low	High
Net income	$60	$62
Add: Interest expense	18	20
Add: Depreciation and amortization	30	31
EBITDA	$108	$113
Non-Cash Adjustments and Other Adjustments	7	7
Adjusted EBITDA	$115	$120

Non-Cash and Other Adjustments
Earnings from equity method investment	$(49)	$(50)
Distributions from equity method investment(1)	55	56
Non-cash equity compensation	1	1
Non-Cash and Other Adjustments	$7	$7

(1) Distributions from equity method investment includes only the cash distributions from White Cliffs attributable to Rose Rock and excludes the distributions attributable to noncontrolling interests from Adjusted EBITDA.